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                                                                   EXHIBIT 10.11





                                MBNA CORPORATION

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           (As Amended and Restated)
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                                   ARTICLE I

                           Title and Effective Date

         1.01 This Plan shall be known as the MBNA Corporation Supplemental Executive Retirement Plan (hereinafter referred to as the "Plan).

         1.02 The Plan was adopted by the Board of Directors effective January 29, 1991, and was subsequently amended. As restated, the Plan includes all amendments through November 12, 1996.
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                                   ARTICLE II

                                  Definitions

         As used herein, the following words and phrases shall have the meanings specified below unless a different meaning is clearly required by the context.

         2.01 The term "Attained Age" shall mean the age of a Member as of his or her last birthday, except to the extent provided in Section 4.01.

         2.02 The term "Average Monthly Earnings" shall mean the highest average base salary paid to the Member for any twelve (12) consecutive month period during the seventy-two (72) month period immediately preceding the termination of the Member's employment. For this purpose, employment with MNC Financial, Inc. ("MNC") or any of its subsidiaries at any time shall be examined to determine if average base salary paid by MNC produces the highest average. If so, it shall be included in determining Average Monthly Earnings. Annual salary for purposes of determining Average Monthly Earnings shall be limited as set forth in the benefit schedules attached to the Plan as from time to time amended."

         2.03 The term "Beneficiary" or "Contingent Beneficiary" shall mean any person, persons, trust or estate of a Member entitled to receive any benefits under this Plan.

         2.04 The term "Board of Directors" shall mean the Board of Directors of the Corporation.

         2.05 The term "Cause" shall mean the occurrence of one of the following:

                   (a) A conviction of the Member of (i) a felony or (ii) any lesser crime or offense than a felony involving the property of the Employer, provided that such lesser crime or offense causes demonstrable and serious injury to the Employer, monetarily or otherwise.

                   (b) The willful engaging by the Member in conduct which has caused demonstrable and serious injury to the Employer, monetary or otherwise, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative





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================================================================================
agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative.

                   (c) Willful gross neglect of his duties, gross dereliction of duty or other grave misconduct by the Member and failure to cure such situation within thirty (30) days after receipt of notice thereof from the Chief Executive Officer of the Employer. If the Member who receives such a notice is the Chief Executive Officer of the Employer, it shall be received from the Board of Directors as authorized by not less than two-thirds (2/3) of all of the members thereof. For purposes of this Plan, no act, or failure to act, by a Member shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, a Member shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Member a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to the Member and an opportunity for the Member, together with Member's counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Member is guilty of conduct set forth above in clauses (a), (b), or (c) of this Subsection 2.05 and specifying the particulars thereof in detail.

         2.06      Change of Control shall mean the occurrence of either (i),
(ii) or (iii), as hereinafter set forth:

                   (i) a change of a nature that would be required to be reported in response to item 6(3) of Schedule 14A of Regulation 14A, or any successor provisions thereto, promulgated under the Securities Exchange Act of l934 ("Exchange Act"); provided that, without limitation, a Change of Control shall be deemed to have occurred if any "person" or "group" (as those terms are used in Sections l3(d) and l4(d), respectively, of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially





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the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities; or

                   (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (i) or (iii) of this Subsection) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                   (iii) the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

         2.07 The term "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan.

         2.08 The term "Competition" shall be deemed to apply if a Member who is no longer employed by the Corporation obtains a position as director, trustee, officer or employee, or acts as a consultant or advisor to, or acquires an ownership interest in excess of five percent (5%) in,





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any corporation, partnership, firm or other business entity that engages in any business which competes with the business of the Corporation.

         2.09 "Corporation" shall mean MBNA Corporation, and any successor.

         2.10 The term "Death Benefit" shall mean any benefit paid to a Beneficiary or Contingent Beneficiary as provided under Article V of the Plan.

         2.11 The term "Disability Retirement Date" shall mean the first day of the month immediately following the date a Disabled Member retires due to Disability.

         2.12 The term "Disability" or "Disabled" shall mean eligibility for disability benefits under the terms of the Employer's Long-Term Disability Plan in effect at the time the Member becomes disabled.

         2.13 The term "Employer" shall mean the Corporation, its successors and assigns, MBNA America Bank, N.A., any other subsidiary or affiliated organizations authorized by the Board of Directors of the Corporation to participate in this Plan with respect to their Members, and, subject to the provisions of Article IX, any organization into which the Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

         2.14 Good Reason shall mean the occurrence of one of the following events:

                   (a) Without the express written consent of the Executive, the assignment of the Executive to any duties materially inconsistent with the Executive's positions, duties, responsibilities and status with the Corporation and its subsidiaries immediately prior to the occurrence of a Change of Control, or a material change in the Executive's titles, offices or reporting responsibilities as in effect immediately prior to such Change of Control, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Cause, death, Disability, Retirement or by the Executive for other than Good Reason, which situation is not remedied within thirty (30) days after receipt by the Corporation of written notice by the Executive:





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                   (b)       Without the express written consent of the
Executive, a reduction in the Executive's total compensation (including base salary, bonus, and incentive compensation) in effect immediately prior to such Change of Control which is not remedied within thirty (30) days after receipt by the Corporation of written notice by the Executive;

                   (c) Without the express written consent of the Executive, the Employer requires the Executive to be based anywhere other than
(i) his office location immediately preceding the occurrence of a Change of Control, or (ii) one of the Corporation's principal executive offices, provided that such office is located within fifty (50) miles of the location specified in the preceding clause (i) except for required travel on the Employer's business to an extent substantially consistent with the business travel obligations of the Executive immediately preceding the occurrence of the Change of Control;

                   (d) Without the express written consent of the Executive, the failure by the Employer to continue in effect any benefit or compensation plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, health-and-accident plan or disability plan in which the Executive is participating at the time of a Change of Control (or plans providing substantially similar benefits), the taking of any action by the Employer which would adversely affect the participation in or materially reduce the benefits under any of such plans either in terms of the amount of benefits provided or the level of the Executive's participation relative to other participants or deprive the Executive of material fringe benefit enjoyed by the Executive at the time of the Change of Control, or the failure by the Employer to provide the number of paid vacation days to which the Executive was then entitled in accordance with the Employer's normal vacation policy in effect immediately prior to said Change of Control, which is not remedied within thirty (30) days after receipt by the Employer of written notice by the Executive;

                   (e) A breach by the Employer of any provision of the Plan not embraced within the foregoing clauses (a), (b), (c) and (d) of this Section which is not remedied within thirty (30) days after receipt by the Employer of written notice from the Executive.





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                   (f)       The liquidation, dissolution, consolidation or
merger of the Employer or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation or otherwise) to which all or a significant portion of its assets have been transferred assumes all duties and obligations of the Employer under this Agreement.

                   (g) In the event a breach embraced within the foregoing clauses (a), (b), (c), (d), or (e) of this Section 2.l4 is cured within the thirty (30) day period specified in such clauses, any subsequent breach of any provision embraced within the clauses of this Section 2.l4 shall immediately be deemed to constitute Good Reason and there shall be no provision for a thirty (30) day remedial period.

         2.15 The term "Member" shall mean an employee who is part of a select group of management and has become a Member as provided in Article III hereof.

         2.16 The term "Monthly Retirement Income" shall mean a monthly income due a Retired Member which shall commence as of his Retirement Date, or the commencement of benefit payments under Article V or Article VI hereof, and continue for the period provided herein.

         2.17 The term "Plan" shall mean the MBNA Corporation Supplemental Executive Retirement Plan.

         2.18 The term "Primary Social Security" shall mean the estimated Primary Insurance Amount (payable monthly) available to a Member at an age as provided herein under the Social Security law in effect at the Member's Retirement Date.

         2.19 The term "Qualified Plan" shall mean the MBNA Corporation Pension Plan or any successor plan thereto.

         2.20 The term "Retired Member" shall mean any Member of the Plan who has terminated employment with the Employer for any reason other than Cause, death or Disability and who is eligible to receive a Monthly Retirement Income under this Plan.





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         2.21      The term "Retirement Date" shall mean, subject to the
provisions of Section 4.02, the first day of the month coinciding with or immediately following the month the Member, who is eligible to receive a Monthly Retirement Income under this Plan, terminates employment with the Employer for any reason other than Cause, death or Disability.





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
                                  ARTICLE III

                             Membership in the Plan

         3.01 Eligibility for membership in this Plan shall be determined by the Committee in its sole discretion. The Committee shall also have the right to remove a Member from the Plan at any time in its sole discretion and for any reason; provided, however, that a person who has been a Member for a period of five (5) or more years may not be removed from the Plan. Notwithstanding the foregoing, a member whose employment is terminated for Cause shall be removed from the Plan and immediately shall forfeit all rights and entitlements under the Plan. For purposes of this provision, a person who has been at any time a Member of the MNC Financial, Inc. Supplemental Early Retirement Plan shall have those years of membership counted towards the five years used in determining whether a Member may be removed.

         3.02 If a Retired Member is eligible to receive benefits under this Plan, such benefits shall terminate in their entirety and the Retired Member shall no longer be eligible to receive any benefits under the Plan if:

                   (a) the Retired Member engages in Competition with the Employer unless (i) the Member has received written consent to engage in Competition from the Board of Directors, (ii) the Member's employment was terminated without Cause after a Change of Control, or (iii) the Member terminated employment for Good Reason after a Change of Control;

                   (b) at any time following the Member's termination of employment, the Retired Member is convicted of a felony or for any lesser crime or offense than a felony involving the property of an Employer, provided that such lesser crime or offense causes demonstrable and serious injury to the Employer, monetarily or otherwise.

         3.03 The payment of benefits to the Member or his Beneficiary under this Plan is conditioned upon the continuous employment of the Member by the Employer (including period of disability and authorized leaves of absence) from the date of the Member's participation in the plan until the Member's Retirement Date (not taking into account any delay in the Member's





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Retirement Date beyond his termination of employment pursuant to Section 4.02),
Disability or death, whichever first occurs.





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                                   ARTICLE IV

                           Monthly Retirement Income

         4.01 When a Member terminates his employment with the Employer for any reason other than Cause, death or Disability, he shall be entitled to receive a Monthly Retirement Income under this Plan, provided that a Member who voluntarily terminates employment with the Corporation other than for Good Reason without giving at least l2 months written notice of termination to the Corporation shall not be entitled to receive any benefit under this Plan except as otherwise determined by the Board of Directors. The amount of a Member's Monthly Retirement Income shall be a percentage of his Average Monthly Earnings, determined in accordance with the applicable benefits schedule attached hereto, reduced by the amounts set forth in Sections 4.01(a), 4.01(b) and 4.01(c), below; provided, however, if within two (2) years beginning as of the date of a Change of Control a Member ceases to perform services for the Employer because his service with the Employer is terminated either (i) by the Employer without Cause or (ii) by the Employee with Good Reason, the Member's Attained Age Upon Termination, for purposes of determining the Member's Monthly Retirement Income under the schedule contained in this Section 4.01, shall be increased by the lesser of (i) three (3) years or (ii) the number of years (if any) by which sixty (60) exceeds the Member's actual attained age at the time he ceases to perform services for the Employer. The applicable benefits schedule shall be determined for each participant by the Board of Directors.
No participant in SERP I, SERP II or SERP III may receive any Monthly Retirement Income benefit under this Section 4.01 if the participant's Attained Age Upon Termination is less than 60, unless otherwise approved by the Compensation Committee (other than a participant whose consent to the amendment adding this requirement to the Plan is required, and who has not so consented).

                   (a) One hundred percent (100%) of his Primary Social Security benefit payable for his age on the Retirement Date, but no less than age sixty-two (62), under the Social





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
Security law in effect on his Retirement Date, but said reduction shall not begin until the Member attains age sixty-two (62).

                   (b) One hundred percent (100%) of his monthly income calculated in the form of a straight life annuity under the Qualified Plan as of his Retirement Date.

                   (c) One hundred percent (100%) of benefits received from the qualified pension plans of any previous employers. Such amounts shall be actuarially determined as a life annuity payable in equal monthly installments, regardless of the actual form of payment.

         4.02 The basic form of Monthly Retirement Income (to which the formula indicated in Section 4.01 applies) shall be a monthly income commencing on the later of the Member's attainment of age sixty (60) or the Member's Retirement Date and shall continue for his life; provided, however, if the Member's actual age at the time he terminates employment is less than the Attained Age Upon Termination used for purposes of calculating his Monthly Retirement Income pursuant to the first paragraph of Section 4.01, his Retirement Date shall not occur until he has attained the age used to calculate his Monthly Retirement Income.





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
                                   ARTICLE V

                                 Death Benefits

         5.01 In the event of the death of a Member (other than a Retired Member or a Disabled Member), the Member's Beneficiary shall be entitled to receive a Death Benefit in the form of a Monthly Retirement Income. The Death Benefit shall be equal to one hundred percent (l00%) of the Member's Average Monthly Earnings for the first ten years and fifty percent (50%) of the Member's Average Monthly Earnings thereafter, if applicable. The Death Benefit shall be payable monthly to the Member's Beneficiary for one hundred twenty
(l20) consecutive months or until the Member would have attained age sixty
(60), whichever is longer, commencing on the first day of the month subsequent to the Member's death; provided, however, that if the Beneficiary is the Member's surviving spouse, then after the expiration of the benefit provided above, the Beneficiary shall be entitled to receive a Monthly Retirement Income payable for life equal to 50% of the Member's Average Monthly Earnings.

         5.02 In the event of the death of a Retired Member or a Disabled Member who is receiving a Monthly Retirement Income under this Plan, benefits shall continue to be paid to the Member's surviving spouse on the same payment schedule and in an amount equal to one hundred percent (l00%) of the Monthly Retirement Income Benefit until the tenth anniversary of the Member's retirement or Disability and thereafter equal to fifty percent (50%) of the Monthly Retirement Income Benefit that would have been payable to the Member while he was living had there been no reductions pursuant to Sections 4.0l(a), 4.0l(b) and 4.0l(c) hereof; provided, however, that the monthly Retirement Income benefit payable to the Member as determined by Section 4.0l above, shall be reduced by:

                   (a) One hundred percent (l00%) of the Social Security survivor income monthly benefit payable to the Member's surviving spouse (not including benefits for minor children), and





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
                   (b) One hundred percent (l00%) of the monthly income payable to the Member's surviving spouse under the standard joint and survivor annuity benefit from the Qualified Plan. Such an amount shall be offset without regard to whether the Member elected the standard joint and survivor annuity benefit as his form of payment for benefits from the Qualified Plan.

                   Benefits payable under Section 5.02 shall be paid for the life of the surviving spouse.





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
                                   ARTICLE VI

                              Disability Benefits

         6.01 If a Member is determined to be Disabled, the Disabled Member shall be entitled to receive a Monthly Retirement Income for his life equal, until age 65, to l00% of the Member's Average Monthly Earnings and, thereafter, to 80% of the Member's Average Monthly Earnings, reduced by Sections 6.0l(a), 6.0l(b), 6.0l(c), 6.0l(d) and 6.01(e).

                   (a)       Until the Disabled Member attains age sixty-five
(65), one hundred percent (100%) of his monthly Long-Term Disability Benefit, as defined below, said reduction shall occur even if the Member does not actually purchase said benefit. The Long-Term Disability Benefit shall be the total of the benefit under the Employer's Long-Term Disability Plan and Social Security Act disability payments.

                   (b) One hundred percent of any disability benefits actually received by the Disabled Member pursuant to any disability income policy or plan under which the Disabled Member is insured if obtained and maintained by the Corporation and for which the Corporation pays all premiums.

                   (c) Then, upon the later of the Disabled Member attaining age sixty-five (65) or when Long-Term Disability Benefits paid to the Disabled Member cease (or would have ceased, as the case may be), one hundred percent (100%) of the primary Social Security Benefits payable to the Member under the Social Security law in effect at the time benefits cease (or would have ceased, as the case may be). This offset shall occur without regard to whether the Member actually receives said benefits.

                   (d) One hundred percent (100%) of his monthly income calculated in the form of a straight life annuity under the Qualified Plan as of his Disability Retirement Date to the extent benefits are actually received.





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                   (e)       One hundred percent (100%) of benefits received
from the qualified pension plans of any previous employers. Such amounts shall be actuarially determined as a life annuity payable in equal monthly installments, regardless of the actual form of payment.





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
                                  ARTICLE VII

                              Plan Administration

         7.01 The Board of Directors shall appoint a Committee to administer the Plan and keep records of individual Member benefits.

         7.02 The Committee shall have the authority to interpret the Plan, to adopt and review rules relating to the Plan and to make any other determination for the administration of the Plan, subject to the terms of the Plan.

         7.03 The Committee may employ such counsel, accountants, actuaries and other agents as it shall deem advisable. The Employer shall pay the fees and costs of such counsel, accountants, actuaries and other agents and any other expenses incurred by the Committee in the administration of the Plan.





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                                  ARTICLE VIII

                      Named Fiduciary and Claims Procedure

         8.01 The Named Fiduciary of the Plan for purposes of the claims procedure is the Committee.

                   (a) The business address and telephone number of the Named Fiduciary is:

                             The Pension and 401(K) Plan Committee
                             c/o Mr. John W. Scheflen
                             MBNA America Bank, N.A.
                             Wilmington, Delaware  19884-0616
                             Telephone:  (302) 432-1100_

                   (b) The Employer shall have the right to change the Named Fiduciary of the Plan. The Employer shall give the Members written notice of any change of the Named Fiduciary or any change in the address and telephone number of the Named Fiduciary.

         8.02 Benefits shall be paid in accordance with the provisions of this Plan. The Member, his Beneficiary or Contingent Beneficiary (hereinafter collectively referred to as the "Claimant") shall make a written request for the benefits provided under this Plan. This written claim shall be mailed or delivered to the Named Fiduciary by registered mail.

         8.03 If the claim is denied, either totally or partially, notice of the decision shall be sent by registered mail to the Claimant within a reasonable time period. This time period shall not exceed ninety (90) days after the receipt of the claim by the Named Fiduciary. The notice shall set forth the following information:

                   (a)       The specific reasons for the denial,

                   (b) the specific reference to pertinent Plan visions on which the denial is based,

                   (c) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary, and





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
                   (d) appropriate information and explanation of the claims procedure under this Plan to permit the Claimant to submit his claim for review.

         8.04 The claims procedure under this Plan shall allow the Claimant a reasonable opportunity to appeal a denied claim and to get a full and fair review of that decision from the Board of Directors.

                   (a) The Claimant shall exercise his right of appeal by submitting a written request for a review of the denied claim to the Named Fiduciary. This written request for review must be submitted to the Named Fiduciary within sixty (60) days after receipt by the Claimant of the written notice of denial.

                   (b) The Claimant shall the following rights under this appeal procedure:

                             (1) to request a review by the Committee upon written application to the Named Fiduciary,

                             (2)       to review pertinent documents with
                                       regard to the Plan,

                             (3)       to submit issues and comments in
writing,

                             (4)       to request an extension of time to make
a written submission of issues and comments, and

                             (5)       to request that a hearing be held before
the Board of Directors to consider Claimant's Appeal.

         8.05 The decision on the review of the denied claim shall promptly be provided by the Committee --

                   (a) within forty-five (45) days after the receipt of the request for review if no hearing is held, or

                   (b) within ninety (90) days after the receipt of the request for review if an extension of time is necessary in order to hold a hearing.

                             (1)       If an extension of time is necessary in
order to hold a hearing, the Committee shall give the Claimant written notice of the extension of time. This notice shall be given prior to any extension.





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
                             (2)       The written notice of extension shall
indicate that an extension of time will occur in order to hold a hearing on Claimant's appeal. The notice shall also specify the place, date and time of that hearing and the Claimant's opportunity to participate in the hearing. It may also include any other information the Committee believes may be important or useful to the Claimant in connection with the appeal.

         8.06 The decision to hold a hearing to consider the Claimant's appeal of the denied claim shall be within the sole discretion of the Committee, whether or not the Claimant requests such a hearing.

         8.07 The Committee's decision on review shall be made in writing and provided to the Claimant within the specified time periods. This written decision on review shall contain the following information:

                   (a)       the decision(s)

                   (b)       the reasons for the decision(s) and

                   (c) specific references to the provisions of the Plan on which the decision(s) is/are based.

All of this information shall be written in a manner calculated to be understood by the Claimant.





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
                                   ARTICLE IX

                                 Miscellaneous

         9.01 Nothing contained in this Plan shall be deemed to give any Member or employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Member or employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

         9.02 The rights of the Member, the Beneficiary of the Member, or any other person claiming through the Member under this Plan, shall be solely those of an unsecured general creditor of the Employer.

         9.03 The Plan does not involve a reduction in salary for the Member or the foregoing of an increase in future salary by the Member.

         9.04 A Retired Member shall not be considered an employee for any purposes under the law.

         9.05 If no Beneficiary or Contingent Beneficiary has been designated or survives a Member, any amounts to be paid to the Member's Beneficiary shall be paid to the Member's surviving spouse, or if there is no surviving spouse, then in equal proportions to the Member's surviving children. If the Member is not survived by a spouse or children, then such amounts shall be paid to the estate of the Member.

         9.06 Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Committee.

         9.07 The Employer reserves the right at any time and from time to time, by action of its Board of Directors to terminate, modify or amend, in whole or in part, any or all of the provisions of the Plan, including specifically the right to make any such amendments effective retroactively, provided that no such action shall (i) reduce the benefits of any Disabled or Retired Member or his Beneficiary or Contingent Beneficiary or (ii) adversely affect any Member who





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
has been a Member for a period of five (5) or more years. In addition, the Employer may amend or modify any provision of this Plan as to any particular Member by Agreement with such Member, provided that such Agreement is in writing, is executed by both the Employer and the Member, and is filed with the Plan records. The provisions of any amendment or modification made by Agreement between a Member and the Employer shall apply only to the Member so agreeing and no other.

         9.08 The Employer shall not merge into, be acquired by, or consolidate with any other Employer unless and until such other Employer agrees to assume all rights and obligations set forth in this Plan.

         9.09 A Member shall have the right to change his designated Beneficiary or Contingent Beneficiary by notifying the Committee of such in writing. Such change shall become effective upon written acknowledgment of same by the Committee. Any payments made by the Employer to a Beneficiary or Contingent Beneficiary in good faith and under the terms of the Plan shall fully discharge the Employer from all further obligations with respect to such payments.

         9.10 This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and each Member and his heirs, executors, administrators and legal representatives.

         9.11 This Plan shall be governed by the laws of Maryland without regard to the principles of conflict of laws.

         9.12 Any benefits that are paid under this Plan shall be subject to any applicable payroll or other taxes required to be withheld by law.

         9.13 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply.

                               BENEFITS SCHEDULES

                                     SERP I

                     Attained Age Upon

                       Termination                                                                      Percentage
                   -----------------------                                                              ----------
                   Less than           50                                                                    0%
                                       50                                                                   30%
                                       51                                                                   35%
                                       52                                                                   40%
                                       53                                                                   45%
                                       54                                                                   50%
                                       55                                                                   55%
                                       56                                                                   60%
                                       57                                                                   65%
                                       58                                                                   70%
                                       59                                                                   75%
                                       60                                                                   80%
                                       61                                                                   80%
                                       62                                                                   80%
                                       63                                                                   80%
                                       64                                                                   80%
                                       65                                                                   80%
                   More than           65                                                                   80%


                   The annual salary of a Member for purposes of determining the Member's retirement benefits under SERP I (but not disability or survivor benefits) shall not exceed $2,000,000, except as otherwise provided by the Board of Directors. This limitation will be reviewed periodically by the Board of Directors.

                               BENEFITS SCHEDULES

                                    SERP II

                     Attained Age Upon

                        Termination                                                                     Percentage
                   -----------------------                                                              ----------
                   Less than           55                                                                    0%
                                       55                                                                   30%
                                       56                                                                   36%
                                       57                                                                   42%
                                       58                                                                   48%
                                       59                                                                   54%
                                       60                                                                   60%
                                       61                                                                   64%
                                       62                                                                   68%
                                       63                                                                   72%
                                       64                                                                   76%
                                       65                                                                   80%
                   More than           65                                                                   80%

                   The annual salary of a Member for purposes of determining the Member's benefits under SERP II, including retirement, disability and survivor benefits, shall not exceed $600,000. This limitation will be reviewed periodically by the Board of Directors.

                               BENEFITS SCHEDULES

                                    SERP III

                     Attained Age Upon

                        Termination                                                                     Percentage
                   -----------------------                                                              ----------
                   Less than           55                                                                    0%
                                       55                                                                   20%
                                       56                                                                   24%
                                       57                                                                   28%
                                       58                                                                   32%
                                       59                                                                   36%
                                       60                                                                   40%
                                       61                                                                   44%
                                       62                                                                   48%
                                       63                                                                   52%
                                       64                                                                   56%
                                       65                                                                   60%
                   More than           65                                                                   60%

The annual salary of a Member for purposes of determining the Member's benefits under SERP III, including retirement, disability and survivor benefits, shall not exceed $300,000. This limitation will be reviewed periodically by the Board of Directors.